UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2004

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

     On October 14, 2004, Pennsylvania Real Estate Investment Trust (“PREIT”) entered into a Purchase and Sale Agreement (the “Agreement”) with The Prudential Insurance Company of America and Colonial Realty Limited Partnership, as tenants in common (collectively, the “Sellers”), to purchase the Orlando Fashion Square mall for approximately $123.5 million. A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

     Orlando Fashion Square is an approximately 1.1 million square foot regional mall located approximately two miles east of downtown Orlando, Florida. The mall is anchored by Burdines-Macy’s, Dillard’s, JC Penney and Sears, and currently has more than 100 in-line tenants, including American Eagle Outfitters, Ann Taylor Loft, Charlotte Russe, The Children’s Place, Express, Finish Line, Hot Topic, New York & Company and Pac Sun. Additionally, a 14-screen Premiere Cinemas stadium seating movie theater is being constructed in approximately 41,000 square feet on the second floor of the mall, and is expected to open in the second quarter of 2005. The total occupancy rate for the mall as of September 30, 2004, excluding the square feet of the movie theater, was reported by Colonial to be 92.0%. The mall’s sales per square foot for the trailing twelve months as of August 31, 2004 were $300 according to Colonial, excluding tenants with leases in excess of 10,000 square feet. The mall is subject to three ground leases which expire in, or can be extended by PREIT until, 2092.

     The transaction is expected to be completed in the fourth quarter of 2004 and will be financed from PREIT’s unsecured credit facility. PREIT made a $2.0 million deposit, which it will forfeit if it does not close the transaction for any reason other than the failure of the Sellers to comply with typical closing conditions. The transaction has been approved by PREIT’s Board of Trustees, but remains subject to other customary closing conditions.

     This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, certain factors may cause PREIT not to consummate the proposed transaction on the terms described above, or at all, including, without limitation, the satisfaction of closing conditions applicable to the transaction (some of which are beyond PREIT’s control). PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Purchase and Sale Agreement, effective October 14, 2004, by and between The Prudential Insurance Company of America and Colonial Realty Limited Partnership, as tenants in common, and Pennsylvania Real Estate Investment Trust.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 20, 2004	By:	/s/ Jeffrey A. Linn
Jeffrey A. Linn
Executive Vice President and Secretary

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Exhibit Index

10.1	Purchase and Sale Agreement, effective October 14, 2004, by and between The Prudential Insurance Company of America and Colonial Realty Limited Partnership, as tenants in common, and Pennsylvania Real Estate Investment Trust.